Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-13019422 on Form S-4 of our report dated September 8, 2005, except for Note 21 to the financial statements, as to which the date is September 30, 2005, relating to the consolidated financial statements of Dycom Industries, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-13019422 on Form S-4 of our report dated September 8, 2005, relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 30, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
February 8, 2006